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                                                                    Exhibit 10.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                    AGENCY AND SALES REPRESENTATION AGREEMENT



This serves to record the agreement (the "Agreement"), effective as of February 1, 1997, between Digene Corporation ("Digene") of 9000 Virginia Manor Road, Beltsville, MD 20705, U.S.A. and Murex Diagnostics Corporation ("Murex") of White Park House, White Park Road, Bridgetown Barbados (each of Digene and Murex a "Party" and collectively the "Parties") relating to the consignment inventory holding, agency arrangements, distribution and sale of the diagnostic products supplied by Digene as specified in Schedule I hereto (the "Products") or subsequently added by agreement in writing between the Parties to customers in those countries specified in Schedule II hereto (the "Territory"). Unless the context specifically provides otherwise, all currency amounts, including "$", set forth herein shall refer to United States currency.

1.       Definitions.

         1.1 "Affiliate" shall mean any Person that controls, is controlled by or is under common control with Murex or Digene, as the context may require. For purposes of this definition "control" shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

         1.2 "Distribution Agreement" shall have the meaning ascribed to such term in Section 3.2 hereof.

         1.3      "Effective Date" shall mean February 1, 1997.

         1.4      "HPV" shall mean Human Papillomavirus.

         1.5 "Net Sales" shall mean, with respect to each Product, the gross amount invoiced on behalf of Digene in connection with sales of Products under this Agreement, expressed in US Dollars, less the sum of the following:

                  1.5.1 sales, tariff duties and/or use or value added taxes actually paid on behalf of customers by Murex or Digene, as the case may be, in


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                           connection with the manufacture, importation, use or sale of such Product;

                  1.5.2 actual costs of packaging, insurance, freight, storage and transportation paid on behalf of the purchaser;

                  1.5.3 allowances actually made (and not merely reserved or accrued) for any goods which are sold to customers and are spoiled, damaged, outdated or returned after they are shipped by Murex; or

                  1.5.4 refunds or allowances actually made on account of retroactive price reductions.

                  Any Net Sales not expressed in United States dollars shall be converted to such currency using the monthly weighted average exchange rate calculated using the daily exchange rates published in The Wall Street Journal for the period over which such average is calculated.

         1.6 "Nonaffiliate" shall mean any Person that is not an Affiliate of Murex or Digene, or both, as the context may require.

         1.7 "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or political subdivision thereof.

         1.8 "Work With" shall mean to provide reasonable assistance, to consult, to offer advice and to take other reasonable steps designed to help resolve technical or quality or customer problems and to provide a professional, unified image to customers, and timely cooperation in the execution of marketing programs, pricing or policy changes; provided, however, that "Work With" shall not mean incurring any capital expenditure or incurring any expense other than as set forth in this Agreement. For the purposes of this definition, a failure to "Work With" shall include a habitual neglect or failure to perform the activities outlined in this Agreement over a commercially reasonable period of time, failure to act in good faith, on a timely basis at the request of the other Party, or acting in front of customers in a way which is not consistent with the reasonable operating standards of Murex or Digene, as the case may be. A failure to "Work With" must be documented in writing which may include, without limitation, the use of sworn affidavits as documentary evidence of a failure to Work With. The Party receiving any notification of a failure to Work With the other Party shall have sixty (60) days to cure such failure. If such failure is not cured at the end of such 60-day period the notifying Party may terminate this Agreement for cause pursuant to Section 12 hereof.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.




2.       Appointment.

         2.1 Digene hereby appoints Murex in the Territory with effect from February 1, 1997 for the provision of agency services as specified in Section 4 hereto (the "Agency Services") or as subsequently amended by agreement in writing between the Parties.

         2.2 Digene hereby appoints Murex in the Territory with effect from February 1, 1997 for the holding of consignment inventory of Products (the "Inventory Holding Services") and Murex agrees to act in that capacity subject to the terms and conditions set forth in Appendix A, the "Distribution Inventory Holding Agreement", attached hereto and made a part hereof. The Parties agree there shall be a transition period of three (3) months to establish the inventory consignment systems contemplated by this Agreement. In such transition period, Murex will book inventory transactions to credit sales to Digene's account on a monthly basis.

         2.3 Digene hereby appoints Murex in the Territory with effect from February 1, 1997 to provide selling services as specified in
                  Section 6 hereto (the "Selling Services") for the Products and Murex agrees to act in that capacity subject to the terms and conditions as set forth herein.

         2.4 Murex may appoint any of its Affiliates, distributors or agents to undertake some or all of its obligations hereunder and Murex shall ensure that any such Affiliate, distributor or agent abides by all the terms and conditions of this Agreement insofar as they relate to the promotion, sale, distribution or inventory holding of Products in the countries of operation of said Affiliate, distributor or agent.

                  2.4.1 Murex shall provide to Digene a list of all current distributors and agents for the Territory which list is attached hereto as Schedule IV. In the event Murex elects to sub-appoint any other distributor or agent to act on behalf of Murex under any of the appointments set forth in Section 2.1, 2.2 or 2.3 above, Murex shall first notify Digene in writing in advance. After such notification, Digene shall have the right to accept or reject Murex's sub-appointment. In the event Digene accepts Murex's sub-appointment, Digene shall have the right to review the agreement or other arrangement between Murex and such distributor or agent in order to confirm that Digene's interests will be protected, and if necessary, in Digene's sole discretion, provide for Digene to enter into an agreement directly with such agent or distributor. In the event Digene enters into an agreement with such distributor or agent, Murex, at Murex's option, will have no obligation

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                           to provide Agency Services to such distributor or agent as appointed by Digene, but will provide services to Digene, at Digene's cost for expenses pre-approved by Digene, to reasonably support Digene during a transition period. The Parties agree there shall be a transition period of three (3) months to establish the agency and other systems contemplated by this Agreement.

                  2.4.2 In the event Murex elects to sub-appoint an Affiliate to undertake some or all of Murex's obligations hereunder, the Agency Fees payable pursuant to
                           Section 5.2 hereof shall be calculated to reflect the sales of Products from such Affiliate to the third-party end purchaser or to a Nonaffiliate distributor or agent. In the event Murex elects to sub-appoint a Nonaffiliate distributor or agent to undertake some or all of Murex's obligations hereunder, the Agency Fees payable pursuant to
                           Section 5.2 hereof shall be calculated to reflect the sales of Products by Murex to such Nonaffiliate distributor or agent.

                  2.4.3 Provided that such termination does not directly conflict with Murex's written contractual obligations to such distributor or agent as of the Effective Date or obligations pursuant to applicable law, if Digene so chooses, at its sole discretion, Digene may require that Murex terminate a Murex distributor or agent upon 90 days written notice unless Digene and the distributor or agent have agreed in writing to other provisions, in which case, those provisions will prevail. In the case of such a termination or election not to accept a Murex agent or distributor, no Agency Fees (as defined in Section 5.2 hereof) will be due to Murex for servicing such distributor or agent and Murex will have no obligation to provide Agency Services to such distributor or agent as appointed by Digene, but will provide services to Digene, at Digene's cost, for expenses pre-approved by Digene to reasonably support Digene during a transition period. Any termination pursuant to this
                           Section 2.4.3 will not reduce the Selling Services fees payable in the then current budget year as determined in accordance with Section 8.4 hereof.

         2.5 Murex and Digene will create an Operating Committee which will be responsible for: reviewing the overall business status of the Parties with respect to this Agreement; resolving operating issues which may develop from time to time; finalizing and agreeing to program budgets; and approving specific Standard Operating Procedures ("SOP's") for the operation of the Agency Services, the Inventory Holding Services and the Selling Services. The Operating Committee shall initially consist of R. Peter Silveston and Lynwood Bell, on behalf of Murex, and Evan Jones and Charles M.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                  Fleischman, on behalf of Digene. Any additional replacement members of the Operating Committee will hold positions of similar stature or responsibility with the Parties. The Operating Committee shall also invite other Murex and/or Digene representatives to participate, as necessary in any meetings of the Operating Committee. The Operating Committee shall meet either in person or by telephonic means at least twice per year. The Parties will Work With each other in the good faith implementation of this Agreement.

3.       Exclusivity and Non-Competition.

         3.1 The appointment of Murex to provide Agency Services and Inventory Holding Services set forth in Section 2.1 and 2.2 shall be exclusive for all Products sold or distributed in the Territory. Such agency appointments shall not be subject to revocation separate from termination of this Agreement.

         3.2 Murex agrees that during the term of this Agreement, Murex shall not Compete with Digene. Murex shall have the right to distribute, sell or sublicense the products of any manufacturer or internally developed or acquired products provided that such other products are not similar to or competitive with the Products designated as exclusive Products on Schedule I attached hereto or New Products (as defined herein) and provided Murex does not Compete with Digene. Without limitation of the foregoing, for purposes of this Agreement, Murex shall not be deemed to Compete with Digene if it engages in the research, development, sale or other distribution of any non-HPV antibody or antigen detection products or any multi-parameter drug resistance products in the Inno-LiPA(TM) format. Except as provided in the preceding two sentences, for purposes of this Agreement, Murex shall be deemed to "Compete" with Digene if Murex, any of its Affiliates, parent companies or respective agents begins research and development of or commences the distribution or sale of a DNA or RNA probe assay or other DNA or RNA based product for detection of HPV or chlamydia or gonorrhea or microtiter plate assay for detection of amplication reaction products which is based on the SHARP Signal(TM)system assay format or improvements to such a system previously disclosed by Digene to Murex, any of its Affiliates or agents, assays based on Digene Confidential Information, Patent Rights (such terms as defined in the 1994 Development and License Agreement dated May 31, 1994) or any pending patent claimed by Digene and filed by Digene as of the date of the Distribution Agreement between Digene and Murex Biotech Limited dated February 28, 1996 (the "Distribution Agreement"), and detailed in Exhibit G of the Distribution Agreement, incorporated herein by reference, or any product based in any respect upon Digene's Hybrid Capture(TM), SHARP Signal or Digene's proprietary Hybrid Capture assay detection formats.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.




4. Responsibilities of Murex for Provision of Agency Services. Murex shall provide the following Agency Services to Digene:

         4.1 Subject to Section 4.2, Murex shall accept orders from customers and supply Products to customers at Digene's CIP country list prices. During the set-up period, Digene shall review with Murex such country list prices then in effect. Digene reserves the right to increase such prices twice per calendar year. As soon as possible but in no event later than three (3) months from the Effective Date, Murex shall raise invoices on Digene-headed stationery for Products supplied to customers. Digene may add new products ("New Products") to
                  Schedule I of this Agreement, subject to Murex's consent, which consent shall not be unreasonably withheld. Digene may withdraw Products from Schedule I, subject to Murex's consent, which consent shall not be unreasonably withheld. Digene, in its sole discretion, may withdraw New Products from Schedule I at any time. Notwithstanding the foregoing, the Parties recognize that tenders, tender offers or other contracts exist as of the Effective Date in the name of Murex or Murex Affiliates in the Territory and that future supply of Products under such tenders, tender offers or other contracts shall be made on Murex invoices where legally required.

         4.2      Where Murex is providing Selling Services as detailed in
                  Section 6 of this Agreement and subject to specific instructions received from Digene from time to time giving details of the Digene discount structures to be applied to Products sold in the Territory, Murex shall be free to apply discounts to Digene's CIP country list prices utilizing similar rules as Murex applies to its own products.

         4.3      Where Murex is providing Selling Services as detailed in
                  Section 6 of this Agreement and subject to specific instructions received from Digene from time to time, Murex shall be free to apply credit terms to customer orders for Products utilizing similar rules and controls as Murex applies to its own customers.

         4.4 Murex shall maintain an effective accounts receivable system and shall advise Digene within 30 days after each month end the amount of sales, where commercially practical, and Net Sales made by Product by country in the preceding month, and the amount of accounts receivable with an age profile of the debt at the previous month end. Murex will make reasonable efforts to provide such information within 15 days after each month end.

         4.5 Murex shall pay all distribution costs within the Territory and the costs of shipping Products between Murex Affiliates in the Territory which arises during the normal course of business. Digene shall according to Section 8 of

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                  this Agreement pay all Products import duties from the US and any distribution costs arising from specific Products shipment instructions received from Digene.

         4.6 Murex shall carry out on behalf of and for the account of Digene all importation and customs clearance activities for Digene literature, samples and goods. All out of pocket expenses incurred by Murex in connection with the foregoing shall be reimbursed by Digene.

         4.7 Murex shall enter into all sales contracts for the Products as agent for Digene.

         4.8 All Products shall be sold only in the packs supplied by Digene; Murex shall make no claims as manufacturer of Products. Murex shall not use, in connection with the promotion and sale of the Products in the Territory, any trademarks or brand names, whether in correspondence, advertising, or otherwise, other than those used by Digene in connection with the Products and made available to Murex, without obtaining the prior consent in writing of Digene. For purposes of this Section 4.8, Murex may use Murex letterhead for correspondence purposes provided the correspondence clearly identifies the Digene Product or issue related to such correspondence.

         4.9 Murex shall not, without the prior written authority of Digene, make any representation or give any warranty or guarantee in respect of any of the Products beyond those contained in then current promotional or technical material supplied by or approved by Digene in writing. Digene hereby authorizes Murex to make, on Digene's behalf, such warranties of Digene pertaining to Products as are set forth in Section 6 of the Distribution Agreement.

         4.10 Murex undertakes to devote such reasonable time and effort as is necessary in the exercise of the obligations imposed by this Agreement.

         4.11 Murex will Work With Digene to establish an effective customer complaint tracking and response system. Such a system will include front-line collection of information from the customer, technical service and reporting in the Territory by Murex. Digene will provide a second line of support directly to Murex, or the customer, if necessary. Digene will pay all reasonable, documented costs allocated to such support services, including costs associated with any Products hold or recall, as they relate to Digene's Products. Both Parties agree to use their respective reasonable best efforts to provide the other Party with copies of all customer correspondence.


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



         4.12 Murex shall keep full and accurate accounting records relating to the invoicing and inventory holding of the Products. Digene may inspect, at its own expense, such records no more than twice per year during Murex's normal working hours, on giving Murex 5 working days notice.

         4.13 Murex shall provide Digene with such sales and operations reports including, without limitation, historical and updated customer reports, and sales by Product and by customer reports, on a timely basis which reports Digene shall reasonably request concerning the sales of Products in the Territory and the provision of Agency Services, Inventory Holding Services and Selling Services by Murex under this Agreement. Digene shall reimburse Murex for all costs which Murex shall reasonably incur in producing custom reports requested by Digene. Where capital expenditures are made to set-up systems specifically requested and paid for by Digene, such systems will be the property of Digene.

         4.14 At Digene's cost, for expenses pre-approved by Digene, Murex shall use its reasonable commercial efforts to comply with and help Digene to comply with all present and future regulations and/or licensing requirements as they relate to Product registration and approval promulgated by authorized governmental authorities effective during the term of this Agreement and required in order to carry out the provisions of this Agreement and the activities performed hereunder. Murex shall comply with routine regulatory responsibilities associated with the performance of the Agency Services and the Selling Services at its cost unless Murex can demonstrate that incremental costs are expected to be incurred with respect to the Products. In such case, Digene will be responsible for expenses pre-approved by Digene for incremental regulatory compliance costs. Murex shall notify Digene promptly of any changes to such regulatory and/or licensing requirements affecting the activities performed under this Agreement of which Murex has knowledge. Both Parties agree to use their respective best efforts to provide the other Party with copies of all governmental or regulatory correspondence.

5.       Set Up and Ongoing Agency Services and Inventory Holding Fees.

         5.1 To cover Murex's initial and ongoing costs during 1997 of setting up the administration of Agency Services in the Territory for the Products, Digene shall pay Murex the sum of
                  $[     ] (the "Set Up Payment") made up of:

                          $[     ]       for UK set up
                          $[     ]       for Germany set up
                          $[     ]       for France set up
                          $[     ]       for Italy set up

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                          $[      ]      for Czech Republic set up
                          $[      ]      for Switzerland set up
                          $[      ]      for Spain set up
                          $[      ]      for Benelux set up
                          $[      ]      in total

                  The Set Up Payment shall be divided into 4 payments of
                  $[     ], $[     ], $[     ] and $[     ] with such Set Up
                  Payment installments payable by Digene to Murex on each of the Effective Date, May 1, 1997, August 1, 1997, and November 1, 1997. Murex shall contribute as partial consideration for the Set Up Payment, Products literature remaining in the Territory on the Effective Date. The Set-Up Payment shall be compensation for the specific activities and services performed by Murex as set forth on Schedule III attached hereto and made a part hereof.

         5.2 In consideration for the provision of Agency Services and Inventory Holding Services as described in Section 4 and Appendix A of this Agreement, Digene shall pay Murex, according to Section 8 of this Agreement, agency fees (the "Agency Fees"). Subject to the provisions of Section 2.4.2 hereof, the Agency Fees shall be calculated as a percentage of Net Sales of Products in the Territory. The percentage rate shall be [ ] percent ([ ]%) of the Net Sales of Products in the Territory. In addition, Digene shall refund Murex for any documented out of pocket costs and expenses incurred by Murex for shipment of Products at Digene's request free of charge or at a substantial discount.

         5.3 All payments required to be paid by Digene hereunder shall be deemed to be expressed herein exclusive of value added, sales or similar taxes, and such taxes, if any, shall be the sole obligation of Digene.

6. Responsibility of Murex for Selling Services. Murex shall provide the following Selling Services to Digene:

         6.1 Murex shall, from February 1, 1997, provide all the services of selling Products in the Territory as outlined below. Both Parties will Work With each other in good faith and with reasonable endeavor to make the terms of this Agreement work in the interests of growing the business for the Products in the Territory. In the performance of Selling Services Murex shall:

                  6.1.1 Use its reasonable efforts in the Territory to sell, service and support the Products including, without limitation, the requirement as agreed with Digene to market the Products to customers, advertise the Products and participate and exhibit the Products at major local

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                           exhibitions for infectious disease diagnostics on a country by country basis each year. All expenses or expenditures incurred by Murex and prior approved by Digene associated with this Section 6.1.1 will be reimbursed by Digene.

                  6.1.2 Maintain an adequate and competent technical assistance system, at a level no less than current systems, in support of any prospective or actual Products sales in the Territory including training salesmen and end users.

                  6.1.3 Work With Digene to maintain at all times an inventory of Products as necessary to supply reasonable estimated demand therefor with consideration given to normal time delays, subject to Digene's obligation to meet its Products delivery schedules as set forth in Section 7.2 hereof.

                  6.1.4 Provide reasonable customer and technical support for the Products and reasonably assist Digene in the discharge of Selling Services obligations to customers.

                  6.1.5 Provide to end users written instructions which have been agreed upon by Digene and Murex as to the usage of each of the Products.

                  6.1.6 Deliver Products in the packaging agreed upon by Digene and Murex and provided by Digene. This packaging will include the name and logo of Digene, as the manufacturer.

                  6.1.7 Work With Digene quarterly to determine Murex's estimated Products requirements for the next quarter, marketing potential, trends and forecasts, competition, marketing techniques, current developments in the Territory, changes of regulations governing the sale of Products in the Territory and amounts of Products sold.

                  All employees providing Selling Services under this Section
                  6.1 shall report directly to Murex but will be responsible to operate within the norms and operating procedures established by Digene for its European operations and to cooperate with Digene personnel. In the event a Murex employee fails to meet such standards, and following good faith discussions to resolve any issues, Digene will have the right to request that such Murex employee be removed from the team servicing Digene. In the event of termination under Section 12 hereof, other than a Termination for Cause by Murex, Digene shall have the right to offer employment to any employees providing Selling Services under this Agreement on a full-time basis.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.




         6.2 In the event that Digene desires to appoint its own personnel and desires such personnel to be based in the offices of Murex or a Murex Affiliate in the Territory, Murex agrees, at Digene's request, to pay the salary, any pension contributions and expenses of such personnel as authorized by Digene and Digene agrees to reimburse Murex for such authorized payments on a monthly basis according to Section 8 of this Agreement. For the purposes of this Section 6.2, telephone and fax charges incurred by Digene personnel shall be deemed to be incurred as if prior authorized by Digene. Such personnel will report directly to Digene but will be responsible to operate within the norms and operating procedures established by Murex and to cooperate with Murex personnel. In the event an employee fails to meet such standards and following good faith discussions to resolve any issues, Murex will have the right to request that such employee of Digene be removed from the Digene team operating in Murex facilities. In the event of termination under Section 12, Digene shall have the right to begin paying any of its own personnel operating under this
                  Section 6.2 directly.

         6.3 Utilization by Digene personnel of Murex's office space shall be subject to Murex's prior approval, which approval shall not be unreasonably withheld and shall be based upon factors including availability of office space and facilities. In the event that Digene personnel utilize office space on a full-time basis within a Murex or Murex Affiliate facility as agreed by Murex, Digene shall pay Murex on a monthly basis according to Section 8 of this Agreement a proportion of Murex's and Murex's Affiliate's general office facility expenses, as applicable, at the rate to be agreed upon by Murex and Digene based on the allocated cost of an individual full time equivalent (total office costs divided by the relevant full time equivalent value) (the "Facility Charge"). Murex shall have the right to increase the monthly Facility Charge on January 1st of each year during the term of this Agreement in line with the rate of inflation in each country where Digene utilizes the office facilities of Murex or a Murex Affiliate.

         6.4 Digene shall be responsible for payment to Murex on a monthly basis according to Section 8 of this Agreement of all other expenses incurred or authorized by Digene or its personnel and paid by Murex or a Murex Affiliate.

         6.5 During the 90 day period following the Effective Date, Murex shall, at the cost of Digene, carry on all necessary servicing of certain luminometers and shakers (the "Equipment") used by customers of Products in the Territory in the same manner in which Murex has been providing such servicing to such customers. Murex shall determine the aforesaid reasonable cost for such Equipment servicing during said 90 day period and Digene shall pay such costs in accordance with Section 8 of this Agreement.

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         6.6      During the 90 day period following Effective Date, Murex and
                  Digene will Work With each other in good faith to agree on the appropriate way for the future provision of Equipment servicing and the payment of the associated costs.

         6.7 Murex acknowledges and agrees that all Digene proprietary rights in Products delivered to Murex by Digene are and shall remain at all times the exclusive property of Digene or its licensors, and may not be duplicated by Murex or used except pursuant to this Agreement and that Murex, by taking delivery of, making payment for, distributing, and selling or otherwise using or transferring any of the Products, shall not become entitled to any proprietary rights in any such Products. Neither Murex or any of its Affiliates shall take any action to interfere with Digene's proprietary rights in the Products.

         6.8 Trademark Protection. Murex is hereby granted a non-exclusive license to use Digene's current and future trademarks solely for the purposes of promoting the Products and fulfilling its obligation under the terms of this Agreement. Murex agrees not to apply for registration of any trademarks used by Digene or any other Person relative to the Products, except with the consent of Digene.

         6.9 In consideration of the provision by Murex of the Selling Services performed in the Territory as described in this
                  Section 6, and until such time as the Parties shall agree on a revision to the fees as determined in Section 8.4 of this Agreement, Digene shall pay Murex for 7.5 full time equivalents according to Section 8 of this Agreement, a monthly Selling Services fee of $[ ].

7.       Responsibilities of Digene.  Digene shall:

         7.1      Be responsible for the placement of Equipment and subject to
                  Section 6.6 all costs including servicing of the Equipment supporting Products in the Territory and for all marketing activities, including promotion, associated with the Products in the Territory, unless otherwise agreed with Murex.

         7.2 Make every reasonable effort to deliver Products advised by Murex as required to maintain adequate inventory levels within Murex and Murex Affiliates to meet customers' orders. Delivery by Digene of Products except for the SHARP Signal System Assay and HPV Probe Groups, Digene Part No. 4603-1100 shall be made to Murex or a Murex Affiliate as determined by Murex no later than 45 days from the date on which the order is received.


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                  Digene reserves the right to immediately cease all shipments of any Product upon the discovery of a non-conformity to specification in such Product. Digene shall renew shipment only upon correction of such non-conformity. Digene shall be responsible for all costs associated with recalling the Products in the Territory. If Murex is providing Selling Services, Digene shall notify Murex of the discovery and nature of any non-conformity of any Product to its product specification and/or product claims, and keep Murex informed of the progress of corrective actions instigated by Digene.

         7.3 Take all reasonable steps to ensure that the Products comply with all present and future regulations and licensing requirements issued by any authorized governmental authority which are effective during the term of this Agreement where such compliance is required by law to carry out the distribution and sale of the Products within the Territory. Murex agrees to provide Digene, at Digene's cost, with reasonable assistance in the performance of its obligations pursuant to this paragraph.

         7.4 Take all reasonable steps necessary to gain and maintain all governmental approvals necessary for the manufacture, marketing, export and sale of the Products and without prejudice to the generality of the foregoing, all FDA approvals for Murex to act as agent or as sales representative for the Products, in the Territory, as applicable. Murex shall at Digene's cost take all reasonable steps to assist Digene to obtain such regulatory approvals as are necessary for marketing and sale of Products in the Territory.

8.       Payments for Services.

         8.1 Beginning on the Effective Date, Murex and its Affiliates will continue to cause funds received from customers for payment of Digene Products purchased in the Territory to be deposited in bank accounts established by Murex or its Affiliates. Such funds are hereinafter referred to as the Digene Receivables. Murex and each Murex Affiliate responsible for the bank accounts holding the Digene Receivables shall transfer such Digene Receivables, on a monthly basis as soon as practicable but in no event longer than the last working day of the following month to a Digene account identified by Digene. Prior to each transfer, the Murex Affiliate or Murex may offset the Digene Receivables to be transferred only by the amount of documented costs and expenses prior approved by Digene and actually incurred by Murex or such Affiliate and specifically arising under Sections 2.4.1, 2.4.3, 4.5, 4.6, 4.11, 4.13, 4.14, 6.2, 6.3, 6.4, 6.5, 6.6, and Appendix A,
                  Sections 3.2 and 4 under this Agreement. In the set-up period, the Parties shall begin promptly to work in good faith, subject to commercial impracticality, to establish separate Digene bank accounts in the Territory for

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                  the deposit of the Digene Receivables directly from customers.
                  Murex shall use all reasonable efforts to establish such systems and to revise payment instructions and methods so that Products customers will deposit the Digene Receivables in such Digene accounts. Digene shall pay Murex for all reasonable, documented costs associated with the establishment and maintenance of such accounts and payment systems. The Parties agree to Work With each other as needed on a case by case basis to prevent either Party from losing business as a result of the implementation of the activities contemplated by this
                  Section 8.1.

         8.2 Murex shall provide Digene within 30 days of each month end a statement detailing and reconciling the Digene Receivables. Murex shall also invoice Digene within 30 days of each month end for the costs and expenses reimbursement to be paid by Digene to Murex under this Agreement, specifically arising under Sections 2.4.1, 2.4.3, 4.5, 4.6, 4.11, 4.13, 4.14, 5.2,
                  6.2, 6.3, 6.4, 6.5, 6.6, 6.9, 7.1, 8.1 and Appendix A,
                  Sections 3.2 and 4 and not paid to the Murex Affiliates directly pursuant to Section 8.1 hereof. Digene shall pay such invoice in full within 30 days of receipt. Digene may, in its discretion, at the request of Murex, authorize specific Murex employees to have signatory power to withdraw funds from the Digene account(s) established to reimburse Murex or its Affiliates for costs and expenses incurred by Murex and its Affiliates and prior approved by Digene arising from the Agency Services, Inventory Holding Services and Selling Services provided under this Agreement, and such authorization by Digene shall not be unreasonably withheld. In the event such authorization is provided and the Digene Receivables are insufficient to cover the total invoice, Murex shall invoice Digene for such shortfall and Digene shall pay such shortfall invoice in full within 30 days of receipt.

         8.3 Murex and its Affiliates agree to use the same level of due diligence to collect outstanding Digene Receivables as they use to collect their own outstanding receivables. Digene shall bear the cost of any bad debt incurred in the sale of Products in the Territory; provided, however, that Digene shall perform a quarterly reconciliation of all bad debt existing. Digene reserves the right, following good faith discussions with Murex, to invoice Murex for reimbursement of the Agency Fees paid with respect to uncollected receivables less the distribution and shipping costs incurred by Murex and pertaining to such uncollected receivables, upon Digene's having recognized and written off such uncollected receivables for its own financial reporting purposes, and certifying the same in writing to Murex, and Murex shall pay the invoice in full within 30 days of receipt.


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         8.4      Prior to January 1, 1998 and every year thereafter during the term of this Agreement, Murex and Digene shall discuss and agree to revisions in the level of Selling Services to be provided in the following calendar year and the associated costs payable by Digene to Murex. In the event that Digene has not notified Murex of any change in the level of Selling Services to be provided by Murex under Section 6 of this Agreement prior to the end of any calendar year, then the level of Selling Services shall continue at the level then set and the associated Selling Services fees and related expenses as set forth in Section 6 of this Agreement payable by Digene to Murex shall remain at the then current level subject to an increase in line with the rate of inflation in the country where the Selling Services are performed. In the event the Parties cannot agree on the level of Selling Services or Selling Services fees in any given year during the term of this Agreement then either Party shall be free to terminate the use of Murex employees in the provision of Selling Services as described in Section 6 of this Agreement. In such event, the Selling Services fees set forth in Section 6.9 will no longer be payable to Murex and Murex will no longer be responsible for performing the Selling Services.

9.       Term.

         This Agreement shall become effective on February 1, 1997 and shall continue in full force and effect for a period of 5 years unless terminated earlier under Section 12 hereof. Unless this Agreement is terminated early under Section 12 hereof or is terminated at the end of the initial 5 year term by either Party giving to the other no less than six (6) months notice in writing, the term of the Agreement shall automatically continue until either Party serves six (6) months' written notice of termination on the other at any time thereafter.

10.      Relationship.

         This Agreement is personal to Murex and Digene and shall not be assigned or delegated by either Party without the prior written agreement of the other Party, except that Murex may assign any or all of its rights and delegate any or all of its obligations to one or more of its Affiliates, agents or distributors as provided herein; provided, however, that in such event, Murex shall guarantee and be responsible for the performance of such obligations by such Affiliate, agent or distributor.

11.      Confidentiality.

         11.1 From time to time, Digene may make available to Murex information of a confidential nature (the "Digene Confidential Information") including, but not limited to, medical and technical data, test and analysis data, marketing, application, manufacturing, financial, bookkeeping, business, market and

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                  customer information in a written form or orally. Subject to the remainder of this Section 11.1, Murex shall not use such Digene Confidential Information without Digene's prior written consent, except as contemplated by this Agreement or another agreement between Digene and Murex or an Affiliate thereof, and shall not disclose such Digene Confidential Information to others or use such Digene Confidential Information without the prior written consent of Digene, except to the extent required to be disclosed to Murex's Affiliates, agents and distributors in the course of performing its obligations under this Agreement, required to be disclosed pursuant to other provisions of this Agreement or other agreements between the Parties (including their Affiliates) and except as required by law.

                  Murex further recognizes that it may acquire access to other proprietary information of Digene including Digene's proprietary technology, trade secrets, patented procedures, research and development data, know-how, formulae, pricing policies of Digene, the substance of agreements between Digene and its customers and others and any documents embodying the foregoing, and, with respect to the Products and New Products, the following Digene Market Information (as defined herein). The "Digene Market Information" shall include all (i) customer lists owned by Digene pertaining to Products and New Products,
                  (ii) computer software paid for entirely by Digene and (iii) customer lists, address books, rolodexes, business cards, telephone lists, price lists, contract forms, books, records and files, but only such of the foregoing items as are provided by Digene to Murex for the purposes of the performance of this Agreement, or generated by Murex under this Agreement for the purpose of fulfilling its obligations to provide the Agency Services, Inventory Holding Services and Selling Services and pertaining solely to Products and New Products under this Agreement. The Parties recognize that the Digene Market Information is proprietary to Digene. The Digene Confidential Information and the Digene Market Information is hereinafter collectively referred to as the "Digene Information". All Digene Information acquired by Murex during the term of this Agreement shall be treated by Murex with the same care as it would exercise in the handling of its own proprietary information. In no event shall the Digene Information be disclosed to any Person including any employee, consultant and/or contractor unless such Person agrees to be bound by the terms of this provision or another agreement providing for the same obligation. The provisions of the preceding sentence shall not apply to any disclosure required pursuant to any other provisions of this Agreement or other agreements between the Parties or between Digene and an Affiliate of Murex, or required by law. Upon termination or cancellation of this Agreement for any reason, all such Digene Information which has been reduced to a writing shall be immediately returned by Murex to an officer of Digene and the limitations and undertakings

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                  specified in this Section 11.1 shall remain in effect for a period of four (4) years from the date of termination or expiration of this Agreement. Notwithstanding anything else in this Section 11.1 to the contrary, Digene Information as referred to in this Section 11.1 shall not include information
                  (i) which is or becomes public knowledge other than as a result of a disclosure by Murex or its Affiliates in violation of this Agreement; (ii) which is disclosed to Murex on a non-confidential basis by a third party having no obligation of secrecy to Digene or its Affiliates; (iii) which Murex can show by documentary evidence was already in Murex's possession at the time of disclosure by Digene, and not subject to another confidentiality agreement with, or obligation of secrecy to, Digene or its Affiliates; or (iv) which is in Murex's possession at the time such information is provided to Digene and is used at the time of this disclosure to Digene for non-HPV testing purposes. The provisions of this Section
                  11.1 shall not be construed to prevent Murex or its Affiliates from developing, or acquiring from third parties, its own customer lists and subsequently selling or marketing products or services to those customers even if they are Digene customers or using such customer lists for any business purpose not otherwise conflicting with Murex's obligations under this Agreement. Digene agrees to make available to Murex such Digene Market Information to enable Murex to perform the Agency Services, Inventory Holding Services and Selling Services as required to be performed hereunder. Digene Market Information shall exclude all "Murex Market Information," as defined in Section 11.2 hereof.

         11.2 From time to time, Murex may make available to Digene information of a confidential nature (the "Murex Confidential Information") including, but not limited to, medical and technical data, test and analysis data, marketing, application, manufacturing, financial, bookkeeping, business, market and customer information in a written form or orally. Subject to the remainder of this Section 11.2, Digene shall not use such Murex Confidential Information without Murex's prior written consent, except as contemplated by this Agreement or another agreement between Digene and Murex or an Affiliate thereof, and shall not disclose such Murex Confidential Information to others without the prior written consent of Murex, except to the extent required to be disclosed to Digene's Affiliates in the course of performing its obligations under this Agreement, required to be disclosed pursuant to other provisions of this Agreement or other agreements between the Parties (including their Affiliates) and except as required by law.

                  Digene further recognizes that it may acquire access to other proprietary information of Murex, including Murex's proprietary technology, trade secrets, patented procedures, research and development data, know-how, formulae, pricing policies and the substance of agreements between Murex or

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                  an Affiliate of Murex or another party on whose behalf Murex serves as agent, and customers or others, and all documents embodying the foregoing, and the following Murex Market Information (as defined herein). "Murex Market Information" shall include customer lists, computer software, address books, rolodexes, business cards, telephone lists, price lists, contract forms, catalogs, books, records and files of Murex, but shall not include any of the foregoing items which
                  (i) are provided to Murex by Digene for the purpose of the performance of this Agreement or (ii) pertain exclusively to the Products and New Products and are generated by Murex for the purpose of fulfilling its obligations to provide the Agency Services, Inventory Holding Services and Selling Services under this Agreement. The Parties recognize that the Murex Market Information is proprietary to Murex. The Murex Confidential Information and the Murex Market Information is hereinafter collectively referred to as the "Murex Information". All Murex Information acquired by Digene during the term of this Agreement shall be treated by Digene with the same care as it would exercise in the handling of its own proprietary information and in no event shall such Murex Information be disclosed to any Person including any employee, consultant and /or contractor unless such Person agrees to be bound by the terms of this provision or another Agreement providing for the same obligation. The provisions of the preceding sentence shall not apply to any disclosure required pursuant to any other provisions of this Agreement or other agreements between the Parties or between Digene and an Affiliate of Murex, or required by law. Upon termination or cancellation of this Agreement for any reason, all such Murex Information shall be immediately returned by Digene to an officer of Murex and the limitations and undertakings specified in this Section 11.2 shall remain in effect for a period of four (4) years from the date of termination or expiration of this Agreement. Murex Information as referred to in this Section 11.2 shall not include information (i) which is or becomes public knowledge other than as a result of a disclosure by Digene or its Affiliates in violation of this Agreement; (ii) which is disclosed to Digene on a non-confidential basis by a third party having no obligation of secrecy to Murex or its Affiliates; or (iii) which Digene can show by documentary evidence was already in Digene's possession at the time of disclosure by Murex, and not subject to another confidentiality agreement with, or obligation of secrecy to, Murex or its Affiliates. The provisions of this
                  Section 11.2 shall not be construed to prevent Digene or its Affiliates from developing, or acquiring from third parties, its own customer lists and subsequently selling or marketing products or services to those customers even if they are Murex customers or using such customer lists for any business purpose not otherwise conflicting with Digene's obligations under this Agreement.. Murex Market Information shall exclude all "Digene Market Information," as defined in Section 11.1 hereof.


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12.      Termination.

         12.1 Digene may terminate this Agreement by sixty (60) days notice to Murex upon occurrence of any of the following events ("Termination for Cause"), should any such event not be remedied within such sixty day notice period.

                  12.1.1 Murex fails to remit a payment which is due to Digene.

                  12.1.2 Murex fails to fulfill one or more of its obligations under Section 2, 3, 4, 5, 6, 7, 8, 11, 14, or 15 of this Agreement.

                  12.1.3 Murex or International Murex Technologies Corporation ("IMTC") becomes bankrupt, insolvent or becomes unable to pay its obligations when they become due.

                  12.1.4 One or both of the Development and License Agreements dated May 31, 1994 or April 14, 1993, respectively between IMTC and Digene are terminated by Digene because of a breach by IMTC.

         12.2 Murex may terminate this Agreement by sixty (60) days notice to Digene upon occurrence of any of the following Termination for Cause events should any such event not be remedied within such sixty day notice period.

                  12.2.1 Digene fails to remit a payment which is due to Murex.

                  12.2.2 Digene fails to fulfill one or more of its obligations under Section 2, 3, 4, 5, 6, 7, 8, 11, 13, 14 or 15 of this Agreement.

                  12.2.3 Digene becomes bankrupt, insolvent or becomes unable to pay its obligations when they become due.

                  12.2.4 One or both of the Development and License Agreements dated May 31, 1994 or April 14, 1993, respectively between IMTC and Digene are terminated by IMTC because of a breach by Digene.

         12.3 Either Party may terminate this Agreement without cause by providing six (6) months written notice to the other Party, provided that Murex shall not be entitled to terminate without cause prior to January 1, 1999, and provided, further, that if Digene terminates this Agreement without cause it shall pay to Murex all payments due and owing to Murex as contemplated by this Agreement as of the date of termination.

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         12.4     If there is a Termination for Cause by Digene, no further
                  payments will be required from Digene under this Agreement except for obligations payable to Murex under Section 8 of this Agreement up to the date of termination and for services which may be provided during any agreed-upon wind down period which may occur.

                  12.4.1 For purposes of this Section 12.4, "July Target Sales Levels" shall mean Products sales in the Territory of a minimum of $[ ] per three-month period in the most recent three-month period preceding July 1, 1997, for which sales figures are available. For purposes of this Section 12.4, "November Target Sales Levels" shall mean Products sales in the Territory of a minimum of $[ ] per three-month period in the most recent three-month period preceding November 1, 1997, for which sales figures are available.

                  12.4.2 In the event of termination under this Section 12.4, under circumstances whereby Digene shall not have made the July Target Sales Levels and shall not have made the November Target Sales Levels, Murex shall pay to Digene, on April 1, 1997, the sum of $[ ], but only for a termination effective on or prior to April 1, 1997.

                  12.4.3 In the event of termination under this Section 12.4 under circumstances whereby Digene shall have made the July Target Sales Levels, but shall not have made the November Target Sales Levels, Murex shall pay to Digene the payments designated below, but only to the extent that the dates set forth below occur after the effective date of such termination:

                                    April 1, 1997                      $[      ]
                                    September 30, 1997                 $[      ]
                                    December 31, 1997                  $[      ]
                                    March 31, 1998                     $[      ]
                                    June 30, 1998                      $[      ]
                                    September 30, 1998                 $[      ]
                                    December 31, 1998                  $[      ]

                  12.4.4 In the event of termination under this Section 12.4 under circumstances whereby Digene shall not have made the July Target Sales Levels, but shall have made the November Target Sales Levels, Murex shall pay to Digene the payments

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                           designated below, but only to the extent that the
                           dates set forth below occur after the effective date of such termination:

                                    April 1, 1997                      $[      ]
                                    December 31, 1997                  $[      ]
                                    March 31, 1998                     $[      ]
                                    June 30, 1998                      $[      ]
                                    September 30, 1998                 $[      ]
                                    December 31, 1998                  $[      ]

                  12.4.5 In the event of termination under this Section 12.4 under circumstances whereby Digene shall have made the July Target Sales Levels and shall have made the November Target Sales Levels, Murex shall pay to Digene the payments designated below, but only to the extent that the dates set forth below occur after the effective date of such termination:

                                    April 1, 1997                      $[      ]
                                    September 30, 1997                 $[      ]
                                    December 31, 1997                  $[      ]
                                    March 31, 1998                     $[      ]
                                    June 30, 1998                      $[      ]
                                    September 30, 1998                 $[      ]
                                    December 31, 1998                  $[      ]

                  All payments under this Section 12.4 shall be without right of set-off, withholding or counterclaim by Murex.

         12.5 If there is a Termination for Cause by Murex, Digene shall pay all Set Up Payment installments still owed under this Agreement whether or not due and shall pay all obligations of Digene under Section 8 of this Agreement up to the date of termination and for services which may be provided during any agreed-upon wind down period which may occur.

         12.6 In the event this Agreement is terminated by Digene under the provisions of Section 12.3, but there is no Termination for Cause under Section 12.1, then Digene shall make the following termination payment to Murex within 30 days of the date of termination.

                  12.6.1 If less than or equal to $[ ] in Agency Fees have been paid then $[ ] will be payable.


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                  12.6.2   If more than $[ ] of Agency Fees have been paid, but
                           less than $[ ], then the difference between $[ ] and the amount paid will be payable.

                  12.6.3 If $[ ] or more of Agency Fees have been paid by Digene over the course of the term of this Agreement, then no termination payment will be due.

         12.7 The termination of this Agreement shall not relieve either Party of liability for any breach having occurred prior to such termination, or for any obligation to pay amounts owing hereunder prior to such termination.

13.      Representations and Warranties.

         13.1 Representations and Warranties by Digene. Digene hereby represents and warrants to Murex as of the Effective Date as follows:

                  13.1.1 Digene has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement;

                  13.1.2 The execution, delivery and performance by Digene of this Agreement do not contravene or constitute a default under any provision of its organizational documents or of any agreement or other instrument binding upon Digene; and

                  13.1.3 To the best of Digene's knowledge, the performance by the Parties does not violate or contravene the applicable laws and governmental regulations in the Territory.

         13.2 Representations and Warranties by Murex. Murex hereby represents and warrants to Digene as of the Effective Date as follows:

                  13.2.1 Murex has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement;

                  13.2.2 The execution, delivery and performance by Murex of this Agreement do not contravene or constitute a default under any provision of its organizational documents or of any agreement or other instrument binding upon Murex; and

                  13.2.3 To the best of Murex's knowledge, the performance by the Parties does not violate or contravene the applicable laws and governmental regulations in the Territory.

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14.      Indemnification.

         14.1 Indemnification by Digene. Digene shall indemnify, defend and hold harmless Murex and its Affiliates and their respective directors, officers, employees, consultants and agents (each, including Murex and its Affiliates, a "Murex Indemnified Person") from and against any and all claims, actions, proceedings, expenses, liabilities or losses, including reasonable attorneys' and accountants' fees and expenses (the "Losses") suffered or incurred by any such Murex Indemnified Person either in its individual capacity or as a stockholder as a result of, or with respect to, or arising out of, or incidental to, the performance by Murex and such Murex Indemnified Persons of their obligations under this Agreement or, arising from or based on a material breach of Digene's representations, warranties and covenants contained in this Agreement except to the extent that any such Loss shall, as determined by final judgment rendered by a court or arbitration panel of competent jurisdiction, have resulted from a material breach by such Murex Indemnified Person of the provisions of this Agreement or from the intentional misconduct of Murex or such Murex Indemnified Person in the performance of such activities under the Agreement. Without limiting the foregoing, Digene agrees to indemnify and hold harmless Murex and the Murex Indemnified Persons as a result of or with respect to any claim of personal or property injury or patent, trademark, trade secret or other property right infringement arising from or related to the manufacture, use or sale of any Product distributed, sold or otherwise disposed of by Murex and its Affiliates, agents or distributors, provided, however, that nothing contained herein shall serve to expand Digene's product liability or otherwise conflict with Digene's warranties with respect to such Products as such warranties are set forth in Section 6 of the Distribution Agreement and incorporated herein by reference. Notwithstanding anything herein contained to the contrary, the provisions of this Section 14.1 and Digene's obligations under
                  Section 14.3 shall survive the termination of this Agreement to the maximum extent permitted by law.

         14.2 Indemnification by Murex. Except to the extent caused by the intentional misconduct of Digene, Murex shall indemnify, defend and hold harmless Digene and its Affiliates and their respective directors, officers, employees, consultants and agents from and against any and all Losses arising from or based on a material breach of Murex's representations, warranties and covenants contained in this Agreement. Notwithstanding anything herein contained to the contrary, the provisions of this Section 14.2 and Murex's obligations under
                  Section 14.3 shall survive the termination of this Agreement to the maximum extent permitted by law.


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         14.3     Notice and Defense of Third-Party Claims. If any action, claim or proceeding shall be brought or asserted under this Section 14 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Section 14 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; the Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and in the opinion of counsel for the Indemnified Person common counsel would be inappropriate due to actual or potential conflicts of interest between the Parties. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume, at its expense, the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this
                  Section 14 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability with respect to such action, claim or proceeding.

15.      Miscellaneous Provisions.

         15.1 Arbitration. Subject to the provisions of the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq., any claim, controversy or dispute arising out of or relating to this Agreement or any interpretation or breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled by submission to final and binding arbitration ("Arbitration") for determination, without any right by

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                  any Party to a trial de novo in a court of competent
                  jurisdiction. The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures shall be conducted in accordance with the Commercial Arbitration Rules (the "Commercial Rules") of the American Arbitration Association (herein referred to as the "Association") as supplemented hereby. The Arbitration hearing shall take place in Washington, D.C. All pre-hearing and post-hearing matters and procedures shall take place at such place and manner, including telephonically, as shall be agreed by the Parties. In the event the parties fail to reach agreement regarding the foregoing, the chair of the Arbitration panel shall determine the manner and location of such matters. In addition to the Commercial Rules, the Parties shall also follow the procedures described below:

                  15.1.1 The Party seeking Arbitration shall give notice of a demand to arbitrate (herein referred to as the "Demand") to the other Party and to the Association. The Demand shall include (i) the nature of the claim that is being asserted and the remedy or relief that is requested, or the issues to be determined if no claim is being asserted, (ii) a copy of this arbitration provision, and (iii) unless the Parties shall have otherwise agreed upon the mutual selection of a single arbitrator, the designation of one arbitrator, who shall have no prior or existing personal or financial relationship with the designating Party.

                  15.1.2 Within thirty (30) days after receipt of the Demand, the other Party shall give notice (herein referred to as the "Response") to the Party that demanded arbitration, and to the Association, of (i) any additional issues to be arbitrated, (ii) its answer to the claims or issues raised by the Party that sent the Demand, and (iii) its designation of a second arbitrator, who shall have no prior or existing personal or financial relationship with the designating Party. The Response shall also set forth all third party claims and the relief requested in respect thereof that are intended to be asserted by such Party providing the Response.

                  15.1.3 If a Response designating a second arbitrator is not received within the above-mentioned thirty (30) day period, the Association shall immediately designate the second arbitrator.

                  15.1.4 The two arbitrators as designated pursuant to the foregoing provision shall then designate a third arbitrator within ten (10) days after the designation of the second arbitrator. If the two arbitrators cannot agree on the designation of the third arbitrator

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                           within the ten (10) day period allotted, the
                           Association shall designate the third arbitrator. Such third arbitrator designated pursuant to this
                           Section 15.1.4 shall be the chair of the Arbitration panel.

                  15.1.5 The Arbitration panel as designated above shall proceed with the Arbitration by giving notice to all Parties of its proceedings and hearings in accordance with the Association's applicable procedures. Within 15 days after all three arbitrators have been appointed or at such other time as shall be agreed by the Parties, an initial meeting among the chair of the Arbitration panel and counsel for the Parties shall be held for the purpose of establishing a plan for administration of the Arbitration, including: (i) definition of issues; (ii) scope, timing and type of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the Parties, but may not, without the consent of the Parties, include depositions; (iii) exchange of documents and filing of detailed statements of claims and pre-hearing memoranda; (iii) schedule and place of hearings; and (iv) any other matters that may promote the efficient, expeditious and cost-effective conduct of the proceeding. The substantive law of the State of Maryland shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be bound to make specific findings of fact and reach conclusions of law, based upon the submissions and evidence of the Parties, and shall issue a written decision explaining the basis for the decision and award.

                  15.1.6 The Parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification.

                  15.1.7 Upon written demand to any Party to the Arbitration for the production of documents and things (including computer discs and data) reasonably related to the issues being arbitrated, the Party upon which such demand is made shall promptly produce, or make available for inspection and copying, such documents or things without the necessity of any action by the arbitrators, provided, however, that no such demand shall be effective if

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                           made within the twenty (20) day period prior to the
                           first day of the Arbitration hearing.

                  15.1.8 Subject to the limitations imposed by Section 15.1.5, the arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, including provisional relief, that the courts in the State of Maryland may grant and such other relief as may be available under the Commercial Rules, other than punitive damages. Any award of the arbitrators shall include pre-award and post-award interest at the applicable rate or rates under Maryland law. The decision of the arbitrators shall be final and as an "award"within the meaning of the Commercial Rules and the Federal Arbitration Act and judgment upon the arbitration award may be entered in the United States District Courts of Maryland ("Maryland District Courts") or any other court having jurisdiction, as if it were a judgment of that court. The Parties to this Agreement expressly consent to the jurisdiction of the Association, including, without limitation, reasonable attorney's fees and the Parties waive any objection they may have as to jurisdiction and venue regarding the Maryland District Courts.

                  15.1.9 The Arbitration panel is specifically authorized to award attorney's fees and expenses to the prevailing Party, as determined by the Arbitration panel.

         15.2 Force Majeure. Either Party shall be excused from any delay or failure in performance hereunder caused by any labor dispute, governmental requirement, act of God, earthquake, inability to secure materials and transportation facilities, and other causes beyond its control. If such delay, except for any such delay caused by governmental regulations, shall continue for more than 90 days, and 135 days in the case of Digene's inability to deliver Products to customers, the Party injured by the inability of the other Party to perform shall have the right, upon written notice to the other Party, to terminate this Agreement. If a delay or failure to perform hereunder shall continue for more than 90 days, and 135 days in the case of Digene's inability to deliver Products to customers and is caused by any implementation of governmental restrictions or regulations that make it commercially impossible for Digene to sell the Products in the Territory, either Party injured by the inability to perform under the Agreement shall have the right, upon written notice to the other Party, to terminate this Agreement. In the event a termination arising only under the preceding sentence of this Section 15.2 occurs, Digene shall not be responsible for any payments not then due and

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                  owing to Murex under this Agreement, except for the Set-Up
                  Payments set forth in Section 5.1 hereof, and Murex shall be required to pay the amounts set forth in Section 12.4 hereof, as if there had been Termination for Cause by Digene. Termination under this Section 15.2 shall not relieve either Party of any payment obligation due and owing under this Agreement or for liability for any breach hereunder.

         15.3     Entire Agreement.

                  This Agreement sets forth the entire agreement and understanding between the Parties relative to the subject matter contained herein and supersedes all other agreements, oral and written, heretofore made between the Parties, with respect to the subject matter herein. Any amendment hereto must be in writing and signed by an authorized representative of each of Digene and Murex.

         15.4 Captions. Section titles or captions contained herein are for reference only and shall not be considered in construing this Agreement.

         15.5 Notices. All notices and requests required or authorized hereunder, shall, except where specifically provided otherwise, be given in writing, and delivered either by personal delivery to the Party to whom notice is to be given, or sent by registered mail or by an internationally recognized express delivery service, addressed to the Party intended at the address set forth below. The date of delivery in the case of personal or mail delivery or the date upon which it is deposited with the express delivery service in the case of notice by express delivery service, shall be deemed to be the date of such notice.

                  Digene:           Digene Corporation
                                    9000 Virginia Manor Road
                                    Beltsville, MD  20705
                                    Attn:  President or Executive Vice President

                  Murex:            Murex Diagnostics Corporation
                                    White Park House, White Park Road
                                    Bridgetown, Barbados
                                    Attn:  Managing Director

         15.6 Waivers. The waiver by either Party of any breach or alleged breach of any provision hereunder shall not be construed to be a waiver of any concurrent, prior or succeeding breach of said provision or any other provision herein.
                  Any waiver must be in writing.

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         15.7     Records. Murex shall keep accurate and detailed records of all sales of the Products, and Murex shall permit examination and inspection of such records by authorized representatives of Digene, no more than two times per calendar year, during usual business hours upon five working days notice. Murex may limit inspection of such information to an agreed independent auditor, only to the extent such inspection may divulge confidential information of Murex. In the event Murex exercises its right to limit inspection to an auditor, written records of sales not containing such confidential information shall be supplied by Murex per the terms of Sections 4.13 and
                  6.1.7 hereof.

         15.8 Governing Law. This Agreement, and all of the rights and duties in connection therewith, shall be governed by and construed under the law of the State of Maryland, U.S.A., without regard to conflicts of laws principles, applicable to agreements made and to be performed in that State.

         15.9 Press Release and Other Permitted Disclosures Regarding the Agreement.

                  15.9.1 Press Releases. Each of Digene and Murex agree not to announce this Agreement by press release or other form of communication without the written approval of the other Party.

                  15.9.2 Permitted Disclosure. The Parties agree to keep the terms of this Agreement confidential with exception of such information which in the opinion of counsel to the disclosing party is required to be disclosed by applicable law, rule, regulation or generally accepted accounting practice, including any rules of applicable stock exchanges and other self-regulatory authorities or organizations on which the Parties or their Affiliates are listed. Provided, however, that in the event a Party or its Affiliate shall be required to disclose any of the terms of this Agreement, whether pursuant to subpoena, deposition, interrogatory, or otherwise, or a Party or its Affiliate shall otherwise propose to disclose any of the terms of this Agreement (except in connection with such Party's or such Affiliate's required disclosure under any applicable securities laws, the rules of any applicable stock exchange or other self regulatory authority or organization or other reporting requirements) such disclosing Party shall provide the other Party with prompt written notice of such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. Notwithstanding the foregoing, except as otherwise required by the provisions of Section 15.9.1 hereof,
                           (i) no prior written

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                                    notice shall be required in connection with
                                    any Party's (or its Affiliate's) required compliance with applicable securities laws, the rules of any applicable stock exchange or other self-regulatory authority or organization or other reporting requirements; and (ii) any Party shall be permitted to submit this Agreement as evidence in any proceeding in connection with any dispute between the Parties. The provisions of this Section 15.9.2 shall not restrict a Party from making any disclosure of any terms of this Agreement to the extent such terms become generally available to the public (other than as a result of a disclosure by such Party in violation of this Agreement), or restrict the ability of the Parties from making disclosure to the extent such disclosure is required for the effective undertaking by the Parties of their respective rights and obligations hereunder. By way of example and not in limitation of the foregoing, Murex shall be entitled to disclose to proposed customers the fact that it is acting as an authorized agent of Digene.

         15.10 Guaranty. International Murex Technologies Corporation shall, subject to the consent of Bank of America, FSB (the "Bank"), guarantee the payment obligations of Murex and its Affiliates arising hereunder. Digene hereby consents to Murex's disclosure to the Bank of such information pertaining to this Agreement as is relevant to Murex's request for the Bank to grant such consent.

         15.11 Severability. In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

         15.12 Counterparts: Effectiveness of Agreement. This Agreement shall be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute the same instrument.




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         In consideration of the mutual covenants and conditions herein set forth, the Parties have executed this Agreement as of the Effective Date.


Murex Diagnostics Corporation            Digene Corporation

Signature /s/ LYNWOOD BELL               Signature /s/ EVAN JONES
          ----------------                         ----------------

By:  Lynwood Bell                        By:  Evan Jones

Title:  Managing Director                Title:  President & CEO

Date      3/3/97                         Date       3/3/97
     ---------------------                    ---------------------


FOR PURPOSES OF SECTION 15.10 ONLY:

International Murex Technologies Corporation

Signature /s/ C. ROBERT CUSICK
         ---------------------

By: C. Robert Cusick

Title: CEO

Date        2/1/97
    --------------------------


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                                   APPENDIX A

                    DISTRIBUTION INVENTORY HOLDING AGREEMENT
                              TERMS AND CONDITIONS


1.       Storage Facilities

         1.1 Murex shall provide secure storage facilities acceptable to Digene adequate for the Products to be maintained at 2 to 8 degrees C and -20 degrees C as required.

         1.2 Inspection of the storage facilities by an authorized representative of Digene shall be permitted at all reasonable times on five (5) working days notice during Murex's normal business hours.

         1.3 Digene shall inform Murex if, at any time, it is aware of any fault or problem which could lead to abnormal deterioration of Products.

         1.4 Murex shall ensure that the facilities and services provided under this Agreement are compliant with those GMP and governmental regulations which apply in the Territory and are relevant to the performance of all activities contemplated by this Agreement.

2.       Inventory Reporting

         Murex shall provide to Digene within 30 days of the end of every month during this Agreement an inventory report detailing the quantity of each inventory item of Products held in each Affiliate warehouse in the Territory.

3.       Inventory Holding

         3.1 All inventory of Products shall remain the property of Digene. Murex shall label the outer door of Murex's stores containing Products with the Part Codes of Digene Products held in such stores and with a statement to the effect that such Products are the property of Digene, and, in addition, to the extent space in Murex's facilities is available, segregate Digene's Products from Murex's products within the facilities of Murex, and maintain the Products as property of Digene throughout the term of the Agreement. Murex shall cooperate in the execution and delivery of any and all documents and filings made by Digene to assert and maintain its property interest in the inventory of Products while in the physical possession of Murex, including, if applicable, security interest filings.


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         3.2      Duties of Murex as inventory holder shall include the
                  importation of Products into the Territory. All taxes and duties for importation shall be for the account of Digene and shall be paid by Digene according to Section 8 of this Agreement.

         3.3 Subject to Section 3.5 below, Murex shall only deliver Products to customers up to a time one month prior to a Product's expiration date as shown on the package and shall not deliver any Products found to be defective.

         3.4 Under no circumstances whatsoever shall Murex supply Products to a customer after that Product's expiration date.

         3.5 Murex shall maintain a strict inventory rotation system at all times and shall use all reasonable endeavors to sell batches of Products prior to their life expiration.

4.       Discards

         Murex shall notify Digene of all Products remaining unsold within one
         (1) month of the expiration date assigned by Digene as shown on its packaging. Expired Products shall be disposed of by Murex as directed by Digene and at Digene's cost, such cost to be invoiced at the time of disposal, provided that Murex shall be responsible for the cost of disposal of Products which require disposal due to the actions of Murex.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                              SCHEDULE I - PRODUCTS
                               EXCLUSIVE PRODUCTS

                                                                                                  Digene Part
Exclusive Product Description                                                                     Number*
-----------------------------                                                                     -------

HUMAN PAPILLOMAVIRUS DETECTION KIT
Human Papillomavirus (HPV) DNA Assay (6/11/42/43/44 and                                           4401-1030
16/18/31/35/45/51/52/56)
HPV DNA Test Panel                                                                                4401-1024
Digene Specimen Collection Kit                                                                    4203-0020
Digene Sample Transport Medium                                                                    4203-1030
Human Papillomavirus (HPV) Target: LI Region (Consensus) Probe Groups                             4603-1100
(6/11/42/43/44 and 16/18/31/35/39/45/51/52/56/68)

INDIVIDUAL HPV PROBE PACKS:
HPV Type 6/11                                                                                     4401-1611
HPV Type 16                                                                                       4401-1016
HPV Type 18                                                                                       4401-1018
HPV Type 31                                                                                       4401-1031
HPV Type 33                                                                                       4401-1033
HPV Type 35                                                                                       4401-1035
HPV Type 42                                                                                       4401-1042
HPV Type 43                                                                                       4401-1043
HPV Type 44                                                                                       4401-1044
HPV Type 45                                                                                       4401-1045
HPV Type 51                                                                                       4401-1051
HPV Type 52                                                                                       4401-1052
HPV Type 56                                                                                       4401-1056



                             NON-EXCLUSIVE PRODUCTS

                                                                                                  Digene Part
Non-Exclusive Product Description                                                                 Number*
---------------------------------                                                                 -------

HYBRID CAPTURE SYSTEM EQUIPMENT AND ACCESSORIES
DCR-1 Luminometer                                                                                 4300-1010
Rotary Shaker Assembly (22v)                                                                      4300-1025
Printer Paper (DCR-1 Compatible)                                                                  4300-1012
Wash Apparatus                                                                                    4301-1001
Decanting Racks                                                                                   4301-1002
Hybridization Rack                                                                                4301-1003
Disposable Transfer Pipettes                                                                      4301-1500
Luminometer Validation Reagents                                                                   4400-1000
Hybridization Tube Caps (red)                                                                     4400-1040
Hybridization Tube Caps (green)                                                                   4400-1041
SHARP Signal System Assay                                                                         4600-1192


--------
*        Represents all current products within such part number category.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                   SCHEDULE II
                                    TERRITORY

         EUROPE

Germany
Switzerland
Austria
Belgium
Netherlands
Luxembourg
France
Italy
Spain
United Kingdom

EASTERN EUROPE

Poland
Czech and Slovak Republics
Hungary
Romania
Commonwealth of Independent States
Bulgaria
Estonia
Slovenia
Croatia
Macedonia
Lithuania

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.







                                  SCHEDULE III

                                SET-UP ACTIVITIES




1. Set up, where applicable, new electronic databases to segregate Digene exclusive Products from Murex products.

2. Define and implement how and when non-exclusive Products will be recognized within Murex systems.

3. Agree with Digene all reports required from Murex systems and produce, or have produced, any special program code for this.

4. Determine the appropriate way to capture costs and expenses to be reimbursed by Digene.

5. Determine and set up all new accounting systems to enable correct reporting to Digene on Digene's inventory and Digene's sales.

6. Determine and recruit the additional Murex full time equivalents required to operate the Agreement effectively.

7.       Investigate, where determined applicable, Digene bank accounts.

8. Labeling cold stores to list the Digene exclusive Products contained inside.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.





                                   SCHEDULE IV


         MUREX DISTRIBUTORS AND AGENTS FOR THE PRODUCTS IN THE TERRITORY
                              AT FEBRUARY 1ST, 1997



                  Austria             -        Szabo-Scandic HandelsgmbH & Co KG

                  Czech Republic      -        Schulze s.r.o.
                                               Lachema a.s.
                                               P-Lab
                                               Chis s.r.o.

                  Slovak Republic     -        Timed Spol s.r.o.
                                      -        Tatra Alpine a.s.

                  Hungary             -        Unilab
                                               Reanal

                  Estonia             -        Lisa
                                               Promed

                  Lithuania           -        Generix

                  Poland              -        Alexim sp.z.o.o.
                                               Cefarm - Dialab

                  Bulgaria            -        Global Medical Ltd
                                               Gerganov

                  Romania             -        Tamisa Trading srl

                  Russia              -        Nearmedic
                                               Dynatech GmbH
                                               Biochemmack


                  Slovenia            -        A-Z Consulting
                                               Iris

                  Croatia             -        Biognost

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.




                                              G.A.M. Ideja

                  Macedonia          -        Replek - Makedonija